EXHIBIT 23.2

JAMES R. BONZO

CERTIFIED PUBLIC ACCOUNTANT

4086 Spring Leaf Drive

Las Vegas, NV 89147

Office (702) 367-4483

Fax (702) 367-8864

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration on Form S-8 of our report dated August 19, 2003, which appears on page F-2 of the 2003 Annual Report on Form 10-KSB of Broadband Wireless International Corporation and subsidiaries fro the year ended March 31, 2003.

/S/ CONSENT OF JAMES R. BONZO, CPA

_________________________________________

Las Vegas, Nevada

February 9, 2004